   As filed with the Securities and Exchange Commission on November 18, 1994

                                                      Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933

                              --------------------

                          THE WILLIAMS COMPANIES, INC.
               (Exact name of issuer as specified in its charter)

                              --------------------

                Delaware                                   73-0569878
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

           One Williams Center                                74172
             Tulsa, Oklahoma                               (Zip Code)
(Address of principal executive offices)

                              --------------------

                    WILLIAMS TELECOMMUNICATIONS GROUP, INC.
                        LONG-TERM EQUITY INCENTIVE PLAN
                              (Full title of plan)

                              --------------------

                             DAVID M. HIGBEE, ESQ.
                          The Williams Companies, Inc.
                              One Williams Center
                                Tulsa, OK  74172
                                 (918) 588-2000
           (Name, address and telephone number of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================
                                                    Proposed              Proposed
                                                    Maximum               Maximum
    Title of                  Amount                Offering              Aggregate             Amount of
 Securities to                to be                 Price                 Offering             Registration
 be Registered              Registered              Per Unit(1)           Price(2)                 Fee
- -----------------------------------------------------------------------------------------------------------
Common Stock,
  ($1 par value)           2,000,000(3)              $28 1/2             $57,000,000            $19,655
===========================================================================================================

(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on November 16, 1994.

(2)      Estimated solely for the purpose of calculating the filing fee.

(3) Includes an equal number of Rights issuable under The Williams Companies, Inc. Rights Plan.

================================================================================

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents are hereby incorporated by reference and made a part of this prospectus:

       (a) Williams' Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

       (b) Williams' Quarterly Report on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1994.

       (c)      Williams Current Report on Form 8-K dated August 26, 1994.

       All reports subsequently filed by Williams and the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering, shall be deemed to be incorporated herein by reference and to be a part hereof.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. The financial statements and schedules referred to above are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in auditing and accounting.

       The reports of independent auditors relating to the audited consolidated financial statements and schedules of the Company in any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering to the extent covered by consents thereto filed with the Securities and Exchange Commission will be incorporated by reference in reliance upon the authority of such independent auditors as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company is empowered by Section 145 of the General Corporation Law of the State of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

       Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 8.  EXHIBITS.

       *(4.1)   --      Restated Certificate of Incorporation of Williams
                        (filed as Exhibit 4(a) to Form 8-B Registration
                        Statement, filed August 20, 1987).

       *(4.2)   --      Certificate of Designation with respect to the $2.21
                        Cumulative Preferred Stock (filed as Exhibit 4.3 to the
                        Registration Statement on Form S-3, filed August 19,
                        1992).

       *(4.3)   --      Certificate of Increase of Authorized Number of Shares
                        of Series A Junior Participating Preferred Stock (filed as Exhibit 3(c) to Form 10-K for the year ended
                        December 31, 1988).

       *(4.4)   --      Amended and Restated Rights Agreement, dated as of July
                        12, 1988, between Williams and First Chicago Trust
                        Company of New York (filed as Exhibit 4(c) to Williams
                        Form 8, dated July 28, 1988).

       *(4.5)   --      By-laws of Williams (filed as Exhibit 3 to Form 10-Q
                        for the quarter ended September 30, 1993).

       *(4.6)   --      Form of Indenture between Williams and The Chase
                        Manhattan Bank (National Association), Trustee, relating to the 9 7/8% Notes, due 1998 (filed as Exhibit 4.2 to Form S-3 Registration Statement No.
                        33-20798, filed March 23, 1988).

       *(4.7)   --      Form of Senior Debt Indenture between the Company and
                        Chemical Bank, Trustee, relating to the 10 1/4%
                        Debentures, due 2020; the 9 3/8% Debentures, due 2021;
                        the 8 1/4% Notes, due 1998; Medium-Term Notes (8.50%-
                        9.31%), due 1996 through 2001; the 7 1/2% Notes, due
                        1999, and the 8 7/8% Debentures, due 2012 (filed as
                        Exhibit 4.1 to Form S-3 Registration Statement No.
                        33-33294, filed February 2, 1990).

       *(4.8)   --      U.S. $600,000,000 Credit Agreement, dated as of
                        December 23, 1992, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent (filed as Exhibit 4(d) to Form 10-K for the year ended December 31, 1992).

       *(4.9)   --      Note Agreement, dated December 15, 1984, among Williams
                        and the lenders named therein (filed as Exhibit 4 to Form 10-K, filed March 27, 1985).

      *(4.10)   --      Senior Note Agreement, dated as of July 15, 1990, among
                        Williams and the lenders named therein (filed as Exhibit 4(g) to Form 10-K for the year ended December
                        31, 1991).

        (5.1)   --      Opinion and Consent of David M. Higbee, Esq., Secretary
                        and Counsel for the Company, relating to the validity of the securities.

       (23.1)   --      Consent of David M. Higbee (contained in Exhibit 5.1).

       (23.2)   --      Consent of Ernst & Young LLP.

       (24.1)   --      Power of Attorney.

       (24.2)   --      Certified copy of resolution authorizing signatures
                        pursuant to Power of Attorney.

       *(99)    --      The Williams Telecommunications Group, Inc. Long-Term
                        Equity Incentive Plan (filed as Exhibit 10(iii)(i) to
                        Form 10-K for the year ended December 31, 1992).


_______________________________

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, That paragraphs (a)(1)(i) and
                      (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 17th day of November, 1994.


                                        THE WILLIAMS COMPANIES, INC.
                                        (Registrant)



                                        By  /s/ David M. Higbee
                                                (David M. Higbee,
                                                Attorney-in-fact)


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 17, 1994:


        SIGNATURE                                           TITLE
        ---------                                           -----
            *                                               Chairman of the Board, President
- --------------------------                                    and Chief Executive Officer)
     Keith E. Bailey                                          (Principal Executive Officer)


            *                                               Senior Vice President
- --------------------------                                    (Principal Financial Officer)
    Jack D. McCarthy


            *                                               Controller
- --------------------------                                    (Principal Accounting Officer)
      Gary R. Belitz


            *                                               Director
- --------------------------
    Harold W. Andersen


            *                                               Director
- --------------------------
      Ralph E. Bailey


            *                                               Director
- --------------------------
       Glenn A. Cox


            *                                               Director
- --------------------------
   Thomas H. Cruikshank


                                                            Director
- --------------------------
     Ervin S. Duggan


            *                                               Director
- --------------------------
    Robert J. LaFortune


            *                                               Director
- --------------------------
      James C. Lewis

            *                                               Director
- --------------------------
    Jack A. MacAllister


            *                                               Director
- --------------------------
     James A. McClure


            *                                               Director
- --------------------------
     Peter C. Meinig


            *                                               Director
- --------------------------
        Kay A. Orr


            *                                               Director
- --------------------------
     Gordon R. Parker


            *                                               Director
- --------------------------
     Joseph H. Williams



*By  /s/ David M. Higbee
   -------------------------------------
     (David M. Higbee, Attorney-in-fact)

                               INDEX TO EXHIBITS


                                                                                                                        SEQUENTIALLY
EXHIBIT                                                                                                                   NUMBERED
NUMBER                                                       DESCRIPTION                                                    PAGE
- -------                                                      -----------                                                    ----
*(4.1)   --    Restated Certificate of Incorporation of Williams (filed as Exhibit 4(a) to Form 8-B Registration
               Statement, filed August 20, 1987).

*(4.2)   --    Certificate of Designation with respect to the $2.21 Cumulative Preferred Stock (filed as Exhibit 4.3 to the Registration Statement on Form S-3, filed August 19, 1992).

*(4.3)   --    Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred
               Stock (filed as Exhibit 3(c) to Form 10-K for the year ended December 31, 1988).

*(4.4)   --    Amended and Restated Rights Agreement, dated as of July 12, 1988, between Williams and First Chicago
               Trust Company of New York (filed as Exhibit 4(c) to Williams Form 8, dated July 28, 1988).

*(4.5)   --    By-laws of Williams (filed as Exhibit 3 to Form 10-Q for the quarter ended September 30, 1993).

*(4.6)   --    Form of Indenture between Williams and The Chase Manhattan Bank (National Association), Trustee,
               relating to the 9 7/8% Notes, due 1998 (filed as Exhibit 4.2 to Form S-3 Registration Statement No.
               33-20798, filed March 23, 1988).

*(4.7)   --    Form of Senior Debt Indenture between the Company and Chemical Bank, Trustee, relating to the 10 1/4%
               Debentures, due 2020; the 9 3/8% Debentures, due 2021; the 8 1/4% Notes, due 1998; Medium-Term Notes
               (8.50%-9.31%), due 1996 through 2001; the 7 1/2% Notes, due 1999, and the 8 7/8% Debentures, due 2012
               (filed as Exhibit 4.1 to Form S-3 Registration Statement No. 33-33294, filed February 2, 1990).

*(4.8)   --    U.S. $600,000,000 Credit Agreement, dated as of December 23, 1992, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A., as agent (filed as Exhibit 4(d) to Form
               10-K for the year ended December 31, 1992).


_______________________________

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.

*(4.9)   --    Note Agreement, dated December 15, 1984, among Williams and the lenders named therein (filed as
               Exhibit 4 to Form 10-K, filed March 27, 1985).

*(4.10)  --    Senior Note Agreement, dated as of July 15, 1990, among Williams and the lenders named therein (filed as Exhibit 4(g) to Form 10-K for the year ended December 31, 1991).


 (5.1)   --    Opinion and consent of David M. Higbee, Esq., Secretary and Counsel for the Company, relating to the validity of the securities.

(23.1)   --    Consent of David M. Higbee (contained in Exhibit 5.1)

(23.2)   --    Consent of Ernst & Young LLP.

(24.1)   --    Power of Attorney.

(24.2)   --    Certified copy of resolution authorizing signatures pursuant to Power of Attorney.

 *(99)   --    The Williams Telecommunications Group, Inc. Long-Term Equity Incentive Plan (filed as Exhibit
               10(iii)(i) to Form 10-K for the year ended December 31, 1992).


_______________________________

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.